UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

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ASTEC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EXPLANATORY NOTE:

This revised proxy statement is being filed solely to correct the following typographical errors (i) the percentage of common stock beneficially owned by all executive officers and directors as a group shown in the table entitled "Common Stock Ownership of Management" should have been 21.9% instead of 22.5%, (ii) the number of shares beneficially owned by J. Don Brock and the percent of class related to such share ownership shown in the table entitled "Common Stock Ownership of Certain Beneficial Owners" should have been 2,877,806 and 14.4% respectively, instead of 2,918,658 and 14.6%, (iii) the number of shares held by Edna F. Brock, Dr. Brock's mother, over which he has power of attorney and Dr. Brock's wife in her personal brokerage account shown in footnote number two to the table entitled "Common Stock Ownership of Certain Beneficial Owners" should have been 264,708 and 10,556 respectively, instead of 280,560 and 18,000, (iv) the Total line of the chart for fees paid to Grant Thornton LLP for the period between September 10, 2004 and December 31, 2004 shown in the table under the subheading "Fees Paid to the Independent Public Accountants" should have been $1,080,800 instead of ---, (v) the deadline for proposals of shareholders of the Company, made pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, intended to be presented for consideration at the 2006 Annual Meeting of Shareholders of the Company shown in the first paragraph under the heading "Shareholder Proposals and Communications" should have been December 15, 2005 instead of November 15, 2005 and (vi) the deadline for the Company to have discretionary authority to vote on any shareholder proposal shown in the second paragraph under the heading "Shareholder Proposals and Communications" should have been February 28, 2006 instead of February 6, 2006.

ASTEC INDUSTRIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2005

TO THE SHAREHOLDERS:

The Annual Meeting of Shareholders of Astec Industries, Inc., a Tennessee corporation, will be held at the Company's offices at 4101 Jerome Avenue, Chattanooga, Tennessee, on May 20, 2005, at 10:00 a.m., Chattanooga time, for the following purposes:
1. To elect three directors in Class I to serve until the annual meeting of shareholders in 2008, or in the case of each director, until his successor is duly elected and qualified.
2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on March 15, 2005 are entitled to notice of, and to vote at, the Annual Meeting. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders at the Company's offices from April 15, 2005 through the Annual Meeting.

By Order of the Board of Directors
/s/ Albert E. Guth
ALBERT E. GUTH
Secretary

Dated: March 31, 2005

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU MAY VOTE YOUR SHARES VIA A TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET OR YOU MAY SIGN, DATE, AND RETURN THE ENCLOSED PROXY APPOINTMENT CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

ASTEC INDUSTRIES, INC.
1725 Shepherd Road
Chattanooga, Tennessee 37421
(423) 899-5898

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2005

The enclosed proxy appointment is solicited by and on behalf of the Board of Directors of Astec Industries, Inc. for use at its Annual Meeting of Shareholders to be held on May 20, 2005, and at any adjournments thereof. The appointment of proxy is revocable at any time prior to its exercise at the Annual Meeting by (i) written notice to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy appointment bearing a later date, or (iii) attending the Annual Meeting and voting in person.

This Proxy Statement is being mailed by the Company to its shareholders on or about April 14, 2005. The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2004, including financial statements, is being sent to the shareholders with this Proxy Statement.

Only holders of record of the Company's Common Stock as of the close of business on March 15, 2005 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 20,031,653 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. A shareholder is entitled to one vote for each share of Common Stock held.

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes, with the term of office of each class ending in successive years. The terms of directors of Class I expire with this Annual Meeting. The directors of Class II and Class III will continue in office until the 2006 and 2007 annual meetings of shareholders, respectively. At the present time, there are three directors in Class I, three directors in Class II, and four directors in Class III. The shareholders are being asked to vote for the election of three directors to serve in Class I.

If the enclosed proxy appointment card is properly executed and returned, the persons appointed as proxies will vote the shares represented by the proxy appointment in favor of the election to the Board of Directors of each of the three Class I nominees whose names appear below, unless either authority to vote for any or all of the nominees is withheld or such appointment has previously been revoked. It is anticipated that management shareholders of the Company will grant authority to vote for the election of all the nominees. Each Class I director will be elected to hold office until the 2008 annual meeting of shareholders and thereafter until his successor has been elected and qualified. In the event that any nominee is unable to serve (which is not anticipated), the persons appointed as proxies will cast votes for the remaining nominees and for such other persons as they may select.

A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the Annual Meeting. You will be considered part of the quorum if you attend the Annual Meeting in person, vote via a toll-free telephone number, vote via the Internet or if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the annual meeting for purposes of determining a quorum. Abstentions will have the same effect as negative votes on all matters but the election of directors, as to which they will not count in the voting results. Broker non-votes will not count in the voting results as to any matter, including the election of directors. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary authority to vote on that item and has not received instructions from the owner of the shares.

The Board of Directors recommends that shareholders check "FOR" to vote for the election of all of the nominees. The affirmative vote of the holders of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present is required for the election of each of the nominees. Withholding authority to vote with respect to any one or more nominees will not constitute a vote either for or against such nominee(s).

Certain Information Concerning Nominees and Directors

The following table sets forth the names of the nominees and of the Company's current directors, their ages, the year in which they were first elected directors, their positions with the Company, their principal occupations and employers for at least the last five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, the number of shares of the Company's Common Stock beneficially owned by them on March 15, 2005, and the percentage of the 20,031,653 total shares of Common Stock outstanding on such date that such beneficial ownership represents. For information concerning membership on Committees of the Board of Directors, see "Other Information About the Board and its Committees" below.

NOMINEES FOR DIRECTOR

Class I
For the Three-Year Term Expiring Annual Meeting 2008

Name, Age and Year First Elected Director	Positions with the Company, Principal Occupations During At Least Past Five Years, and Other Directorships	Shares of Common Stock Beneficially Owned and Percent of Common Stock Outstanding1
William D. Gehl (58) (1999)

Mr. Gehl has served as Chairman of the Board and Chief Executive Officer of Gehl Company, a public company engaged in the manufacturing of agricultural and industrial construction equipment, since 1996 and 1992, respectively .

6,015[2] --
Ronald F. Green (57) (2002)

Mr. Green serves as Senior Vice President of USEC, Inc., a leading producer of commercial nuclear reactor fuel. Prior to Joining USEC, from 2002 to 2003, Mr. Green was the President of Green and Associates, LLC and President of Power Measurement Technology, Inc. From 2001 to 2002, Mr. Green served as President of FPL Energy, a wholesale electricity generator. Prior to joining FPL Energy in November 2001, Mr. Green was President of Duke Engineering and Services, Inc. and Chief Operating Officer of Duke Solutions, Inc.

5,952 --
Phillip E. Casey (62) (nominated in 2005)	Mr. Casey joined Gerdau Ameristeel as Chief Executive Officer in 1994. Mr. Casey is a director, member of the Executive Committee and past Chairman of the Steel Manufacturers Association (SMA), an industry trade organization comprised of 45 North American steel producers, six international steel companies and 135 associate member companies.	--

MEMBERS OF THE BOARD OF DIRECTORS
CONTINUING IN OFFICE

Class II
Term Expiring Annual Meeting 2006

Name, Age and Year First Elected Director	Positions with the Company, Principal Occupations During At Least Past Five Years, and Other Directorships	Shares of Common Stock Beneficially Owned and Percent of Common Stock Outstanding1
Daniel K. Frierson (63) (1994)

Mr. Frierson has been the Chief Executive Officer of The Dixie Group, Inc., a public company in the carpet manufacturing business, since 1979 and has served as Chairman of the Board of such company since 1987. Mr. Frierson also serves as a director on the boards of Printpack, Inc. and Louisiana-Pacific Corporation.

14,2063 --
Robert G. Stafford (66) (1988)	Mr. Stafford was appointed Group Vice President - Aggregate in December 1998 and served as President of Telsmith, Inc., a subsidiary of the Company from April 1991 to December 1998.	321,456[4] 1.6%
R. Douglas Moffat (58) (2004)

Mr. Moffat has served as President of Moffat Capital, LLC, an investment bank and research firm, since 2002. Prior to forming Moffat Capital, LLC, Mr. Moffat served as Managing Director and Deputy Director of Research of SunTrust Robinson Humphrey Capital Markets, beginning in 2001. Previously, from 1988 to 2001, Mr. Moffat was a research analyst for Robinson Humphrey Company and a Managing Director of its Industrial Growth Group from 1997 to 2001.

913 --

Class III
For the Three-Year Term Expiring Annual Meeting 2007

Name, Age and Year First Elected Director	Positions with the Company, Principal Occupations During At Least Past Five Years, and Other Directorships	Shares of Common Stock Beneficially Owned and Percent of Common Stock Outstanding1
J. Don Brock (66) (1972)

Dr. Brock has been President of the Company since its incorporation in 1972 and assumed the additional position of Chairman of the Board in 1975. He earned his Ph.D. degree in mechanical engineering from the Georgia Institute of Technology. Dr. Brock also serves as a director and a member of the Audit Committee of The Dixie Group, Inc., a public company in the carpet manufacturing business.

2,877,806[5] 14.4%
Albert E. Guth (65) (1972)

Mr. Guth has served as Group Vice President - Administration since January 1, 2003. Mr. Guth served as the President of Astec Financial Services, Inc., a subsidiary of the Company from June 1996 until December 2002. Previously he served as Chief Financial Officer of the Company from 1987 until June 1996, Senior Vice President of the Company from 1984 until June 1996 and Secretary of the Company since 1972.

76,881[6] --
W. Norman Smith (65) (1982)

Mr. Smith was appointed Group Vice President - Asphalt in December 1998 and has served as the President of Astec, Inc., a subsidiary of the Company, since November 1994. Previously, he served as the President of Heatec, Inc., a subsidiary of the Company, since 1977.

491,793[7] 2.5%
William B. Sansom (63) (1995)

Mr. Sansom has served as the Chairman and Chief Executive Officer of H.T. Hackney Co., a diversified wholesale grocery, gas and oil, and furniture manufacturing company, since 1983. Formerly, Mr. Sansom served as the Tennessee Commissioner of Transportation from 1979 to 1981, and as Tennessee Commissioner of Finance and Administration from 1981 to 1983. Mr. Sansom also serves as a director on the boards of Martin Marietta Materials and First Horizon National Corporation.

12,3418 --

1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated. As indicated, certain of the shares included are beneficially owned by the holders by virtue of their ownership of options to purchase Common Stock that are exercisable within 60 days of March 15, 2005 under the Executive Officer Annual Bonus Equity Election Plan, the 1992 Stock Option Plan, the 1998 Long-Term Incentive Plan or the Non-Employee Directors Stock Incentive Plan and such shares issuable upon currently exercisable options have been taken into account in determining the percent of Common Stock owned. Unless indicated in the table, the number of shares included in the table as beneficially owned by a director or nominee does not exceed one percent of the Common Stock of the Company outstanding on March 15, 2005.

2 Includes beneficial ownership of 5,682 deferred rights to shares of Common Stock received as director compensation during 2000, 2001, 2002, 2003 and 2004.

3 Includes outstanding options to purchase 10,208 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2005. Also includes beneficial ownership of 998 deferred rights to shares of Common Stock received as director compensation during 2001 and 2004.

4 Includes outstanding options to purchase 270,306 shares of Common Stock to the extent such options are either currently exercisable or will become exercisable within 60 days after March 15, 2005. Also includes 3,348 shares held in the Company's 401(k) Plan.

5 Includes 264,708 shares held by Edna F. Brock, Dr. Brock's mother, over which shares he has power of attorney. Does not include 540,000 shares held by the J.A. Brock Residual Trust, a trust of which Dr. Brock and his sister, Edith B. Murray, are beneficiaries. Includes outstanding options to purchase 244,768 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2005. Also includes beneficial ownership of 10,556 shares owned by Dr. Brock's wife in her personal brokerage account.

6 Includes outstanding options to purchase 52,389 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2005. Also includes 4,492 shares held in the Company's 401(k) Plan.

7 Includes outstanding options to purchase 291,593 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2005. Also includes 110,200 shares held in the W. Norman Smith Revocable Living Trust and 70,000 shares held in the Merle L. Smith Revocable Living Trust.

8 Includes outstanding options to purchase 10,341 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2005.

Other Information about the Board and its Committees

Meetings. During 2004, the Board of Directors held six meetings, and the Board's Committees held the meetings described below. Each incumbent director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he has been a director; and (2) the total number of meetings held by all committees of the Board on which he served during the periods that he served. The Board has determined that a majority of the directors will be independent as required by the National Association of Securities Dealers Marketplace Rules (the "Nasdaq Rules"). The Board has affirmatively determined by resolution that directors (or nominees) Casey, Frierson, Gehl, Green, Sansom and Moffat are independent within the meaning of the Nasdaq Rules. The Board has affirmatively determined by resolution that during fiscal 2005, the Company must have two or more regularly scheduled executive session meetings attended solely by these independent directors. The Board has also affirmatively determined by resolution that it encourages all members of the Board to attend each annual meeting of shareholders, particularly those directors who are up for election at any such meeting.

The independent members of the Board of Directors have selected Mr. Sansom as the Lead Independent Director. Among other duties, as Lead Independent Director, Mr. Sansom will preside over, coordinate and develop the agenda for executive sessions of the independent directors, and consult with the Chairman of the Board over Board and committee meeting agendas, Board meeting schedules and the flow of information to the Board.

Committees. During 2004, the Company's Board of Directors had an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Technical Committee. Certain information regarding the Board's Committees is set forth below.

Executive Committee. The Executive Committee is authorized to act on behalf of the Board of Directors on matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. During 2004, the members of the Executive Committee were Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth. The Executive Committee did not meet during 2004, but took necessary actions during the year through consents by the Executive Committee. The current members of the Executive Committee are Dr. Brock (Chairman) and Messrs. Smith, Frierson and Guth.

Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as outside auditors for the next fiscal year, reviews with the outside auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. In 2004, the members of the Audit Committee were Messrs. Sansom (Chairman), Gehl, Green, and Dunmire. During 2004, the Audit Committee held eight meetings. The current members of the Audit Committee are Messrs. Sansom (Chairman), Gehl, Green and Dunmire. Mr. Dunmire is not seeking reelection to the Board of Directors effective as of the date the Annual Meeting, and Mr. Casey will be appointed to the Audit Committee if he is elected to the Board of Directors at the Annual Meeting. All members of the Audit Committee are independent (as independence is defined in the Nasdaq Rules). The Board of Directors has adopted a written charter for the Audit Committee.

Compensation Committee. The Compensation Committee is authorized to consider and recommend to the full Board the executive compensation policies of the Company and to administer the Company's stock option plans. In 2004, the members of the Compensation Committee were Messrs. Dunmire (Chairman), Gehl and Moffat, and during 2004, the Compensation Committee held two meetings. The current members of the Compensation Committee are Messrs. Dunmire (Chairman) Gehl and Moffat. Mr. Dunmire is not seeking reelection to the Board of Directors effective as of the date the Annual Meeting, and Mr. Casey will be appointed to the Compensation Committee if he is elected to the Board of Directors at the Annual Meeting. All members of the Compensation Committee are independent (as independence is defined in the Nasdaq Rules).

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (formerly known as the Nominating Committee) interviews, evaluates, nominates and recommends individuals for membership on the Company's Board and committees thereof, and is responsible for establishing corporate governance policies and principles to be applicable to the Company and periodically re-evaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate. During 2004, the members of the Nominating and Corporate Governance Committee were Messrs. Frierson (Chairman), Sansom and Moffat. During 2004, the Nominating and Corporate Governance Committee held two meetings. The current members of the Nominating and Corporate Governance Committee are Messrs. Frierson (Chairman) Sansom and Moffat. All members of the Nominating and Corporate Governance Committee are independent (as independence is defined in the Nasdaq Rules).

The Nominating and Corporate Governance Committee was formerly known as the Nominating Committee. In March 2004, the Board of Directors expanded the Committee's duties to include certain functions related to the corporate governance of the Company and, as a result, the Nominating Committee was renamed the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board of Directors. A copy of the Nominating and Corporate Governance Committee's charter is available on the Company's website at www.astecindustries.com.

The Nominating and Corporate Governance Committee will consider written recommendations from shareholders for Company nominees to the Board. A shareholder who wishes to recommend a person to the Committee for nomination by the Company must submit a written notice by mail to the Nominating and Corporate Governance Committee c/o the Corporate Secretary, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421. Such a written recommendation must be received no later than ninety (90) days in advance of the annual meeting of shareholders and should include (i) the candidate's name, business address and other contact information, (ii) a complete description of the candidate's qualifications, experience and background, as would be required to be disclosed in the proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, (iii) a signed statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected, (iv) a signed statement authorizing the Company to perform a background search on the candidate and (v) the name and address of the shareholder(s) of record making such a recommendation.

The Nominating and Corporate Governance Committee recommends nominees for election to the Board based on a number of qualifications, including but not limited to, independence, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to the Board, and a commitment to represent the long-term interests of the Company's shareholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates a candidate that is recommended for nomination for membership on the Company's Board by a shareholder. The Nominating and Corporate Governance Committee has not received any recommended nominations from any of the Company's shareholders in connection with the Annual Meeting.

The Nominating and Corporate Governance Committee identifies potential Company nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and shareholders as a source for potential Board candidates. The Committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

The Nominating and Corporate Governance Committee evaluates candidates to the Board by reviewing their biographical information and qualifications. If the Nominating and Corporate Governance Committee determines that a candidate is qualified to serve on the Board, such candidate is interviewed by at least one member of the Nominating and Corporate Governance Committee and the Chief Executive Officer. Members of the Board also have an opportunity to interview qualified candidates. As described above, the Committee will also consider candidates recommended by shareholders. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the Company nominate a candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the Committee reviews and considers the incumbent director's service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person's biographical information and qualifications.

In evaluating candidates to the Board, the Nominating and Corporate Governance Committee also takes into account the skill sets that are needed to balance and complement the skill sets of other candidates and members of the Board, and the skills and expertise of a candidate that facilitate the Company's compliance with the rules of the Securities and Exchange Commission and the National Association of Securities Dealers.

The Board is nominating three individuals for election as Directors. Of the three nominees, two are current Directors. Mr. Casey is standing for election by the shareholders for the first time. Mr. Moffat recommended to the Board Mr. Casey.

COMMON STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 15, 2005, by (i) the Named Executive Officers (who are not directors of the Company), (ii) Ronald W. Dunmire who is a current director of the Company but who is not seeking reelection to the Board of Directors effective as of the date of the Annual Meeting and (iii) the Company's directors and executive officers as a group.
Name	Shares Beneficially Owned	Percent of Class
Thomas R. Campbell	182,722[1]	--
Ronald W. Dunmire	8,050	--
All executive officers and directors as a group	4,396,588[2]	21.9%

___________________

1 Includes outstanding options to purchase 178,022 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2005.

2 Includes 1,437,826 shares that the directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days after March 15, 2005 under the Company's stock option plans. Such shares issuable upon exercise of such options are assumed to be outstanding for purposes of determining the percent of shares owned by the group. Also includes 15,883 shares of Common Stock held in the Company's 401(k) Plan, 6,680 deferred rights to shares of Common Stock, 455,664 shares held indirectly and 8,050 shares held by Ronald W. Dunmire who is not seeking reelection to the Board of Directors effective as of the date of the Annual Meeting.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock.
Name and Address of Beneficial Owner	Shares Beneficially Owned[1]	Percent of Class
J. Don Brock Astec Industries, Inc. 4101 Jerome Avenue Chattanooga, Tennessee 37407	2,877,806[2]	14.4%
Lynne W. Brock 6454 Howard Adair Road Chattanooga, Tennessee 37416	1,659,139[3]	8.3%
Van Den Berg Management, Inc. 1301 Capital of Texas Highway Suite B-228 Austin, Texas 78746	1,934,361[4]	9.7%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	1,960,269[5]	9.8%

___________________

1 The amounts of the Company's Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and dispositive power over the shares of Common Stock, unless otherwise indicated.

2 Includes 264,708 shares held by Edna F. Brock, Dr. Brock's mother, over which shares he has power of attorney. Does not include 540,000 shares held by the J.A. Brock Residual Trust, a trust of which Dr. Brock and his sister, Edith B. Murray, are beneficiaries. Includes outstanding options to purchase 244,768 shares of Common Stock that are currently exercisable or will become exercisable within 60 days after March 15, 2005. Also includes beneficial ownership of 10,556 shares owned by Dr. Brock's wife in her personal brokerage account.

3 The information shown is derived from account statements of Lynne W. Brock, which were provided on January 13, 2005 by her investment broker at Stifel, Nicolaus & Company, Inc.

4 The information shown is derived from a Schedule 13G filed on January 5, 2005 by Van Den Berg Management, Inc.

5 The information shown is derived from a Schedule 13G filed on February 14, 2005 by FMR Corp.

EXECUTIVE COMPENSATION

The following table summarizes compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 2002, 2003 and 2004 for (i) the President of the Company, and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (collectively, the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)[1]
J. Don Brock	2004	$391,6672	$125,000	$77,477
Chairman of the Board	2003	350,000	--	81,039
And President	2002	450,000	--	96,594

Albert E. Guth	2004	$207,000	$40,000	$33,541
Vice President,	2003	207,000	--	33,240
Administration	2002	183,775	--	30,314

Robert G. Stafford	2004	$207,000	$90,000	$31,445
Group Vice President - Aggregate	2003	207,000	--	32,990
And Mining	2002	207,000	--	33,218

W. Norman Smith	2004	$217,0003	$66,754	$34,762
Group Vice President - Asphalt	2003	207,000	--	34,488
And President of Astec, Inc.	2002	207,000	--	36,897

Thomas R. Campbell	2004	$210,462	$50,000	$34,484
Group Vice President --	2003	219,000	--	34,560
Mobile Asphalt Paving and Underground	2002	219,000	--	42,169

___________________

1 The compensation reported under All Other Compensation represents (a) matching contributions to the Company's 401(k) Plan on behalf of the Named Executive Officers; (b) contributions to the Company's Supplemental Executive Retirement Plan on behalf of the Named Executive Officers; and (c) insurance premiums on health insurance policies and term life insurance policies for the benefit of each of the Named Executive Officers. For fiscal year 2004, amounts reported include the following: (a) Company contributions under the 401(k) Plan of $6,150 to Dr. Brock; $6,150 to Mr. Guth; $6,150 to Mr. Stafford; $6,150 to Mr. Smith; and $6,150 to Mr. Campbell; (b) Company contributions under the Supplemental Executive Retirement Plan of $37,608 for Dr. Brock; $19,284 for Mr. Guth; $18,763 for Mr. Stafford; $20,122 for Mr. Smith; and $19,748 for Mr. Campbell; (c) health insurance premiums of $10,149 for Dr. Brock; $8,107 for Mr. Guth; $6,532 for Mr. Stafford; $8,490 for Mr. Smith; and $8,586 for Mr. Campbell; and (d) term life insurance premiums of $23,570 for Dr. Brock. Other than Dr. Brock, no term life insurance premium, other than group term life insurance provided to all employees, was paid for the benefit of the Named Executive Officers.

2 Mr. Brock's annual salary was $350,000 until August 1, 2004 at which time the Compensation Committee elected to raise Mr. Brock's annual salary back to $450,000, its level prior to Mr. Brock's 2003 salary reduction.

3 Mr. Smith's 2004 annual salary was $219,000 until November 1, 2004, during which time he was not provided a company vehicle. On November 1, 2004, a company vehicle was once again provided to Mr. Smith and as a result his annual salary was reduced to $207,000.

Option Grants in Last Fiscal Year

No stock options were granted to the Named Executive Officers in 2004.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table sets forth information concerning stock options exercised by the Named Executive Officers during 2004, and the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 2004.
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable Unexercisable		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2) Exercisable Unexercisable
J. Don Brock	--	--	244,768	--	$302,244	--
Albert E. Guth	10,000	$107,384	52,389	--	287,769	--
Robert G. Stafford	64,358	749,991	270,306	--	904,012	--
W. Norman Smith	--	--	311,593	--	1,211,309	--
Thomas Campbell	--	--	178,022	--	188,903	--

1 The Value Realized represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

2 Represents the fair market value of the option shares as of December 31, 2004 ($17.21 per share closing price) less the exercise price of the options.

Pension Plan. The Company formerly operated a defined benefit plan for the Barber-Greene shop, Barber-Greene office and Telsmith office employees. In December 1995, all assets in this plan were finally distributed to Transamerica, Inc. for the establishment of annuities for the benefit of its participants. At the time of this distribution, Mr. Stafford had nine and one-third years of credit under the plan and has an estimated annual benefit payable upon retirement of $8,385.

Compensation of Directors. The Company's non-employee directors received an annual fee of $20,000 per year, plus $1,000 for each Board meeting attended. Further, directors are paid $500 per committee meeting attended, or $300 if the committee meeting occurs on the day of a Board meeting. The Chairman of the Audit Committee is paid $1,000 per Audit Committee meeting, or $600 if the Audit Committee meeting occurs on the day of the Board meeting. The Company also reimburses the directors for travel and other out-of-pocket expenses incurred in connection with their duties as directors. Directors who are full-time employees of the Company receive no additional compensation for services as directors.

In accordance with the Company's Non-Employee Directors Stock Incentive Plan, the Company's non-employee directors may elect to receive their annual fee in the form of Common Stock, deferred stock or stock options. The number of shares of Common Stock subject to the grant will be determined by dividing the dollar value of the annual fee by the fair market value of the Common Stock on the grant date.

Non-employee directors may elect to defer the receipt of Common Stock received as payment of the annual retainer until the earlier of (i) his or her termination of service as a director, or (ii) another designated date at least three years after the date of such deferral election. If any dividends or other rights or distributions of any kind are distributed to stockholders prior to the non-employee director's receipt of his or her deferred shares, an amount equal to the cash value of such distribution will be credited to a deferred dividend account for the non-employee director. The deferred dividend account will provide the non-employee director with the right to receive additional shares of Common Stock having a fair market value as of the date of the distribution equal to the cash value of the distributions.

Non-employee directors may also elect to receive stock options in payment of the annual fee. If so elected, the Company will grant a non-employee director a number of stock options having an estimated fair market value equal to the amount of the annual fee. The actual number of stock options awarded is determined by a Black-Scholes formula set forth in the Non-Employee Directors Stock Incentive Plan. The options will be fully exercisable on the date of grant, and will have an exercise price equal to the fair market value of the Common Stock on the date of grant.

Compensation Committee Interlocks and Insider Participation. In 2004, the members of the Company's Compensation Committee were Messrs. Dunmire (Chairman), Gehl, and Moffat, none of which served as an officer or employee of the Company during the 2004 fiscal year, or at any other time. The current members of the Compensation Committee are Messrs. Dunmire (Chairman), Gehl and Moffat. Mr. Dunmire is not seeking reelection to the Board of Directors effective as of the date the Annual Meeting, and Mr. Casey will be appointed to the Compensation Committee if he is elected to the Board of Directors at the Annual Meeting. During the 2004 fiscal year, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Board of Directors or our Compensation Committee.

Five-Year Shareholder Return Comparison. The following line-graph presentation compares cumulative, five-year shareholder returns of the Company with the Nasdaq Stock Market (US Companies) and an industry group composed of manufacturers of industrial and commercial machinery and equipment over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market (US Companies) and the industry group on December 31, 1999, and reinvestment of all dividends).

Comparison of Five-Year Cumulative Total Returns
Performance Graph for Astec Industries, Inc.

Produced on 01/25/2005 including data to 12/31/2004

$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
91.5
53.8
49.1
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004

Legend

Notes:

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

12978

©Copyright 2005

Legend
Symbol	CRSP Total Returns Index for:	12/1999	12/2000	12/2001	12/2002	12/2003	12/2004
Square	Astec Industries, Inc	100.0	70.1	76.9	52.8	65.4	91.5
Star	Nasdaq Stock Market (US Companies)	100.0	60.3	47.8	33.1	49.4	53.8
Triangle	NASDAQ Stocks (SIC 3500 - 3599 US Companies)	100.0	58.1	43.8	28.9	42.2	49.1
Industrial and commercial machinery and computer equipment
Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1999.

Total return calculations for the Nasdaq Stock Market (US Companies) and the Peer Index were prepared by the Center for Research in Security Prices, The University of Chicago. The Peer Index is composed of the approximately 10 companies in the Standard Industrial Classification Code Group 3590-3599 (manufacturers of industrial and commercial machinery and equipment). Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index, SIC Code Group 3590-3599, will be provided to any shareholder upon request to the Secretary of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Decisions and recommendations regarding the compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors, which during 2004 was comprised of Messrs. Dunmire, Gehl and Moffat. Set forth below is a report of the members of the Compensation Committee during 2004 concerning the Company's compensation policies for 2004. The following report is not subject to incorporation by reference in any filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Overview and Philosophy

We, as a committee of the Board of Directors, are composed entirely of outside directors and are responsible for making recommendations to the Board with respect to the Company's executive compensation policies. In addition, pursuant to authority delegated by the Board, we recommend the compensation to be paid to the Company's executive officers.

Our objectives regarding the Company's executive compensation program are to:

  approve compensation policies and guidelines that will attract and retain qualified personnel and reward performance; and

  encourage the achievement of Company performance by utilizing a performance-based bonus plan.

In our view, the Company's executive compensation program provides an overall level of compensation opportunity that is competitive within the construction equipment manufacturing industry, as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in similar companies based upon annual and long-term Company performance, as well as individual performance. We use our discretion when recommending executive compensation where in our judgment external, internal or an individual's circumstances so warrant.

Executive Officer Compensation Program

The Company's executive officer compensation program is comprised of base salary, annual cash performance-based bonus plan compensation, contributions to the Supplemental Executive Retirement Plan, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to all employees of the Company. The Company does not have a policy that requires or encourages the Board to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Board considers various alternatives for preserving the deductibility of compensation payments and benefits to the extent necessary and to the extent consistent with its other compensation objectives.

Base Salary

We determine the base salary for the Company's executive officers based on the individual's performance, experience and contributions to the Company. We then periodically review each executive officer's base salary.

Annual Cash Incentive Compensation

The Performance Rating Management Bonus Plan is the Company's annual incentive program for executive officers and key managers of the Company's subsidiaries, and all non-union employees. The purpose of the plan is to provide direct financial incentive in the form of an annual cash bonus to those who achieve at least a minimum amount of their business units' annual goals. Budgeted goals for the Company and each business unit are set at the beginning of each fiscal year. Goals are set for the following measures of Company performance: return on capital employed, cash flow on capital employed and safety. Each year the relative values of these measures may be adjusted based on the circumstances and goals defined. Individual performance may also be taken into account in determining bonuses, but no bonus is paid unless the above criteria have been achieved. For 2004, to receive a score of 100%, the return on capital employed and cash flow on capital employed goals were returns of 14%, after tax. The safety goal was no more than eleven incidents per 200,000 man-hours to receive a 100% score. These same goals remain for 2005 performance. The resulting performance score is applied to ten percent of earnings by subsidiary after consideration of income taxes. The performance rating earned may vary from 1% to 100% of the 10%. Executives are eligible to receive an annual bonus of up to 50% of their annual base salary. In addition, the Executive Officer Annual Bonus Equity Election Plan offers the executive officers the option to receive up to 100% of their bonus in Common Stock or stock options.

Stock Options

The stock option program is the Company's long-term incentive plan for executive officers and key managers. The objectives of the program are to relate executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock position in the Company's Common Stock. The Company's stock option plans authorize us to award key personnel stock options and stock appreciation rights. Awards are granted at our discretion based on Company performance, individual performance and the employee's position with the Company.

Chief Executive Officer Compensation

Dr. Brock has served as President of the Company since he founded it in 1972. Our basis for determining the compensation of Dr. Brock during the fiscal year ended December 31, 2004, was based on the compensation philosophy discussed above. Dr. Brock participated in the same executive compensation plans available to the other executive officers. For the fiscal year ending December 31, 2004, Dr. Brock's base salary was originally set at $350,000. Effective, August 1, 2004, we increased Dr. Brock's salary to $450,000, its level prior to the 2003 salary reduction. The compensation level established for Dr. Brock was in response to our and the Board's assessments of the Company's performance and accomplishments in fiscal year 2004, as well as the position of Dr. Brock in the Company and the nature of his responsibilities and contributions. We considered the performance of Dr. Brock in terms of the Company's performance in meeting its targets, from both an operational and a financial standpoint, and in executing its strategic plan. We also considered the Company's performance relative to its peers and competitors in the industry in evaluating the compensation payable to Dr. Brock. In summary, we find Dr. Brock's total compensation in the aggregate to be reasonable and not excessive.

COMPENSATION COMMITTEE
Ronald W. Dunmire, Chairman
William D. Gehl
R. Douglas Moffat

March 7, 2005

REPORT OF THE AUDIT COMMITTEE

Decisions and recommendations regarding the financial reporting procedures of the Company are made by the Audit Committee of the Board of Directors, which during 2004 was comprised of Messrs. Dunmire, Gehl, Green, and Sansom. The following report is not subject to incorporation by reference in any filings made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

We, as a committee of the Board of Directors, oversee the Company's financial reporting process on behalf of the Board of Directors. We operate under a written charter adopted by the Board of Directors on March 13, 2000, and amended and restated on each of October 24, 2002 and March 11, 2004. This report reviews the actions we have taken with regard to the Company's financial reporting process during 2004 and the Company's audited consolidated financial statements as of December 31, 2004 included in the Company's Annual Report on Form 10-K.

In March 2004, the Board designated us to also serve as the Company's Qualified Legal Compliance Committee ("QLCC") in accordance with SEC rules and regulations. In our capacity as the QLCC, we are responsible for handling reports of a material violation of the securities laws or a breach of a fiduciary duty by the Company, its officers, directors, employees, or agents. In our capacity as the QLCC, we have the authority and responsibility to inform the Company's Chief Executive Officer of any violations. We can determine whether an investigation is necessary and can take appropriate action to address these reports. If an investigation is deemed necessary or appropriate, we have the authority to notify the Board, initiate an investigation and retain outside experts.

We are composed solely of independent directors, as that term is defined in Rule 4200(a)(15) by the Nasdaq Rules, and as independence for audit committee members is defined in the Nasdaq Rules. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates. Our Chairman, Mr. Sansom, has been designated by the Board as our financial expert. Mr. Sansom is independent of management, as such term is used in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Company's outside auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Our responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company's outside auditors for the coming year.

We have implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under our charter. To carry out our responsibilities, we met eight times during 2004.

In fulfilling our oversight responsibilities, we reviewed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for 2004, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

On September 10, 2004, Ernst & Young LLP resigned as the independent registered public accounting firm for the Company effective as of such date. The resignation was the sole decision of Ernst & Young LLP. We did not seek out, recommend or approve the resignation, but we did accept such resignation from Ernst & Young LLP. We then engaged Grant Thornton LLP as the Company's new independent registered public accounting firm effective September 10, 2004.

We reviewed with each of the Company's outside auditors during 2004, Ernst & Young LLP and Grant Thornton LLP, as to their judgments about the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with us under Statement on Auditing Standards No. 61, Communication with Audit Committees, with respect to the time such auditor was performing services for the Company. In addition, we discussed with Ernst & Young LLP and Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures required of Ernst & Young LLP and Grant Thornton LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to the time such auditor was performing services for the Company. We also considered whether the provision of services during 2004 by Ernst & Young LLP and Grant Thornton LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company's interim financial statements during 2004 was compatible with maintaining Ernst & Young LLP and Grant Thornton LLP's independence with respect to the time such auditor was performing services for the Company.

Additionally, we discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits. We met with the outside auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2004 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
William B. Sansom, Chairman
Ronald W. Dunmire
William D. Gehl
Ronald F. Green

March 7, 2005

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Benjamin G. Brock has served as the Vice President of Sales for Astec, Inc., a wholly-owned subsidiary of the Company, since January, 2003 with compensation at market rates in excess of $60,000 per year. Mr. Brock is Dr. Don Brock's son.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission, and to furnish the Company with copies of all Section 16(a) forms they file. In addition, Item 405 of Regulation S-K requires the Company to identify in this Proxy Statement any person that may have failed to file a Section 16(a) form in a timely manner. Based solely upon information provided to the Company by each such person, the Company believes that its directors, executive officers and greater than 10% shareholders complied during fiscal 2004 with all applicable Section 16(a) filing requirements, except for Thomas Campbell. Messr. Campbell failed to timely file a Form 4 to report two dispositions of Common Stock on August 30, 2004, one disposition of Common Stock on August 31, 2004 and one disposition of Common Stock on September 1, 2004. A Form 5 for Messr. Campbell reflecting the above transactions has now been filed.

AUDIT MATTERS

Change in Independent Public Accountants

Ernst & Young LLP served as the Company's auditors until September 10, 2004 on which date Ernst & Young LLP resigned as the independent registered public accounting firm for the Company effective as of such date. The resignation was the sole decision of Ernst & Young LLP and was not sought, recommended or approved by the Audit Committee, but the resignation was accepted by the Audit Committee. The reports of Ernst & Young LLP on the Company's consolidated financial statements for the fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2003 and 2002, and the subsequent interim period from January 1, 2004 through September 10, 2004, the Company had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods.

On September 10, 2004, the Audit Committee engaged Grant Thornton LLP as the Company's new independent registered public accounting firm effective as of such date. Grant Thornton LLP served as the Company's auditors from September 10, 2004 until December 31, 2004, and Grant Thornton LLP is serving as auditors for the Company for the current calendar year. During the Company's fiscal years ended December 31, 2003 and 2002, and the subsequent interim period from January 1, 2004 through September 10, 2004, the Company did not consult Grant Thornton LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements nor did the Company consult Grant Thornton LLP regarding any matter that was the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(iv)) or a reportable event.

During the fiscal years ended December 31, 2003 and 2002 and from January 1, 2004 through September 10, 2004, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to the Independent Public Accountants

The following tables present fees for professional audit services rendered by Ernst & Young LLP and Grant Thornton LLP for the audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2004, and fees billed for other services rendered by Ernst & Young LLP and Grant Thornton LLP during those periods.
Ernst & Young LLP	2003	2004 (for the period between January 1, 2004 until September 10, 2004) (5)
Audit Fees (1)	$574,657	$23,600
Audit-Related Fees (2)	$75,200	$52,700
Tax Fees (3)	$338,872	$390,962 (5)
All Other Fees (4)	$1,433	--
Total:	$990,162	$467,262

Grant Thornton LLP	2003	2004 (for the period between September 10, 2004 until December 31, 2004)
Audit Fees (1)	N/A	$1,080,800
Audit-Related Fees (2)	N/A	--
Tax Fees (3)	N/A	--
All Other Fees (4)	N/A	--
Total:	N/A	$1,080,800

(1) Audit Fees consisted of professional services performed for the audit of the Company's annual financial statements and the required review of financial statements included in the Company's Form 10-Q filings, as well as fees for subsidiary audits. The Audit Fees for Grant Thornton also include Sarbanes-Oxley work.

(2) Audit-Related Fees consisted of audits of financial statements of employee benefit plans and accounting assistance. The Audit-Related Fees for Ernst & Young also include preliminary Sarbanes-Oxley work.

(3) Tax Fees consisted of fees for tax compliance and tax consulting services.

(4) All Other Fees consisted of fees for the royalty audit of one of the Company's foreign subsidiaries.

(5) The Company retained Ernst & Young to assist with taxes throughout 2004. Tax fees paid to Ernst & Young are for the year ended December 31, 2004, not the period between January 1, 2004 and September 10, 2004.

Audit Fee Approval

The percentage of fees paid to Ernst & Young LLP for audit fees, audit-related fees, tax fees and all other fees that were approved by the Company's Audit Committee was 100% in fiscal 2003 and 100% in fiscal 2004.

The percentage of fees paid to Grant Thornton LLP for audit fees, audit-related fees, tax fees and all other fees that were approved by the Company's Audit Committee was 100% in fiscal 2004.

Audit Committee Pre-Approval Policy

Since October 24, 2002, the Company's Audit Committee has approved all fees for audit and non-audit services of the Company's independent auditor prior to engagement. It is the policy of the Audit Committee, as set forth in the Audit Committee Charter, to pre-approve, to the extent required by applicable law, all audit and non-audit services provided to the Company by its independent auditors. In accordance with applicable law, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the required pre-approvals, provided that the decisions of any member(s) to whom such authority is delegated to pre-approve an activity shall be presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee has delegated to each of its members the authority to grant the required pre-approvals for any engagement that does not exceed twenty-five thousand dollars ($25,000).

Audit Committee Review

The Company's Audit Committee has reviewed the services rendered and the fees billed by Ernst & Young LLP and Grant Thornton LLP for the fiscal year ended December 31, 2004. The Audit Committee has determined that the services rendered and the fees billed last year that were not related to the audit of the Company's financial statements are compatible with the independence of Ernst & Young LLP and Grant Thornton LLP as the Company's independent accountants.

SOLICITATION OF PROXIES

The costs of soliciting proxy appointments will be paid by the Company. In addition to solicitation by mail, officers of the Company may solicit proxy appointments by personal interview, and by telephone and telegraph, and may request brokers holding stock in their names, or the names of nominees, to forward proxy soliciting material to the beneficial owners of such stock and will reimburse such brokers for their reasonable expenses.

OTHER MATTERS

Management does not know of any other matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy appointment and this proxy statement properly come before the meeting, the persons appointed as proxies will vote thereon in accordance with their best judgment.

Whether or not you expect to be present at the meeting in person, you may vote your shares via a toll-free telephone number or via the internet or you may sign, date, and return promptly the enclosed proxy appointment card in the enclosed envelope. No postage is necessary if the proxy appointment card is mailed in the United States.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Proposals of shareholders of the Company, made pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, intended to be presented for consideration at the 2006 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before December 15, 2005 in order to be included in the Company's Proxy Statement and Form of Proxy Appointment relating to the 2006 Annual Meeting of Shareholders.

The Company shall have discretionary authority to vote on any shareholder proposal, if the Company does not receive notice of such shareholder proposal by February 28, 2006.

The Board of Directors has unanimously adopted a process to facilitate written communications by shareholders to the Board. Shareholders wishing to write to the Board of Directors of the Company or a specified director or committee of the Board should send correspondence to the Secretary of the Company, Astec Industries, Inc. at 1725 Shepherd Road, Chattanooga, Tennessee 37421. All written communications received in such manner from shareholders of the Company shall be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) or committee of the Board of Directors, the communication shall be forwarded to all members of the Board of Directors.

[FORM OF PROXY APPOINTMENT-FRONT]

ASTEC INDUSTRIES, INC.
PROXY APPOINTMENT SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS
For Annual Meeting of Shareholders to be Held on May 20, 2005

 The undersigned hereby appoints J. Don Brock and Albert E. Guth and each of them, with individual power of substitution, proxies to vote all shares of the Common Stock of Astec Industries, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Chattanooga, Tennessee on May 20, 2005, and at any adjournment thereof, as follows:

For participants in the Company's 401(k) Retirement Plan, as amended and restated on January 1, 1997 ("Plan"), this card also provides voting instructions to the Trustee under the Plan for the undersigned's allowable portion, if any, of the total number of shares of Common Stock of the Company held by such Plan as indicated on the reverse side hereof. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of the Plan.

(Continued and to be signed and dated on other side)

[FORM OF PROXY APPOINTMENT-BACK]

THIS PROXY APPOINTMENT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY APPOINTMENT WILL BE VOTED AFFIRMATIVELY ON PROPOSAL 1 AND PROPOSAL 2.

1. To vote for the election as directors of the Company in Class I of the three nominees set forth below to serve until the 2008 Annual Meeting of Shareholders, or in the case of each nominee until his successor is duly elected and qualified, as set forth in the accompanying Proxy Statement:

NOMINEES:
William D. Gehl;
Ronald F. Green; and
Phillip E. Casey.
☐	FOR all nominees (except as indicated to the contrary below)
☐	AUTHORITY WITHHELD vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below.)

______________________________________________________________________

___________________________________________________

2. To vote in accordance with their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.
☐	FOR
☐	AGAINST
☐	ABSTAIN

IMPORTANT: Please date this proxy appointment card and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give full title. In order to ensure that your shares will be represented at the Annual Meeting of Shareholders, please vote, sign, date, and return this proxy appointment card promptly in the enclosed business reply envelope. If you do attend the meeting, you may, if you wish, withdraw your proxy appointment and vote in person.
_________________________________(SEAL)
Signature

_________________________________(SEAL)
Signature

DATE__________, 2005

[FOLD AND DETACH HERE]

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/aste Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.